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                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE
                                     (LIBOR)

$34,440,000.00                                                 December 20, 2002

        FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, HARTMAN REIT OPERATING PARTNERSHIP II, L.P., a Texas limited partnership ("Borrower"), promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Lender"), at Lender's office located at 200 Witmer Road, P.O. Box 809, Horsham, Pennsylvania 19044-8015, Attn: Servicing
- Accounting Manager, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of Thirty-Four Million Four Hundred Forty Thousand and 00/100ths Dollars ($34,440,000.00), or so much thereof as is outstanding and unpaid, together with interest thereon at the Applicable Interest Rate (hereinafter defined), in lawful money of the United States of America which, at the time of payment, shall be legal tender in payment of all debts and dues, public and private.

1.      COMPUTATION OF INTEREST

        1.01 Computation of Interest. Interest under this Note shall be :paid in arrears and shall be calculated based on a 360-day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated.

        1.02 Initial Applicable Interest Rate and Rate Adjustment Date. Interest shall accrue on outstanding principal under this Note at the rate ("Applicable Interest Rate") which is the LIBOR Rate (defined below) plus the Margin (as hereinafter defined). Adjustments to the Applicable Interest Rate in connection with changes in the LIBOR Rate shall be made on the first (1st) day of each calendar month ("Rate Adjustment Date"), except that the initial LIBOR Rate shall be determined by Lender as of the date of this Note. As used herein, "Margin" means (a) during the period commencing on the date hereof and ending on the initial Maturity Date (as hereinafter defined)(such period, the "Initial Term"), Two and One-Half Percent (2.5%) per annum, and (b) during the Extension Term (as hereinafter defined), Three Percent (3%) per annum. In no event shall the Applicable Interest Rate on any Rate Adjustment Date be lower than (1) Three and 8188/10000 percent (3.8188%) during the Initial Term; and (2) Four and 3188/10000 percent (4.3188%) during the Extension Term.

        1.03 LIBOR Rate. The London Interbank Offered Rate ("LIBOR Rate") shall mean the average of London Interbank Offered Rates (in U.S. dollar deposits) for a term of one month determined solely by Lender as of each Rate Adjustment Date. On each Rate Adjustment Date, Lender will obtain the LIBOR Rate from the appropriate Bloomberg display page available as of the close of business announced on the last Business Day of the month immediately preceding the Rate Adjustment Date. If Bloomberg ceases publication or ceases to publish the LIBOR Rate, Lender shall select a comparable publication to determine the LIBOR Rate and provide notice thereof to Borrower. The LIBOR Rate may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date on which the LIBOR Rate is determined by Lender as set forth above.

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        1.04    LIBOR Unascertainable

                (a) If (i) on any date on which the LIBOR Rate would otherwise be set, Lender shall have determined in good faith (which determination shall be conclusive) that (A) adequate and reasonable means do not exist for ascertaining the LIBOR Rate or (B) a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Lender prices loans on the date on which the LIBOR Rate is determined by Lender hereunder, or (ii) at any time Lender shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the loan evidenced by this Note has been made impracticable or unlawful by Lender's compliance in good faith with any law or guideline or interpretation or administration thereof by any governmental authority charged with the interpretation or .administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); then, and in any such event, Lender may notify Borrower of such determination. Upon the date specified by Lender in such notice (which shall not be earlier than the date such notice is given), Lender's obligation to charge interest to Borrower at the LIBOR Rate shall be suspended until Lender shall notify Borrower of Lender's determination in good faith (which determination shall be conclusive in the absence of manifest error) that the circumstances giving rise to such previous determination no longer exists

                (b) If Lender notifies Borrower of a determination under subsection (a) above, the LIBOR Rate shall automatically be converted to the "Index" of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to each Rate Adjustment Date.

        1.05 Adjustment Due to Calculations. If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Applicable Interest Rate (whether because of a miscalculation of the LIBOR Rate or otherwise), then Lender shall notify Borrower of the corrected amount of the monthly payment and Applicable Interest Rate, and (a) if the corrected Applicable Interest Rate represents an increase in the applicable monthly payment, Borrower shall, within ten (10) days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Applicable Interest Rate not been miscalculated, or (b) if the corrected amount of the Applicable Interest Rate results in an overpayment by Borrower to Lender, and no Event of Default (as hereafter defined) has then occurred, Lender shall thereafter pay to Borrower the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Applicable Interest Rate not been miscalculated or, at Lender's option, Lender may credit such amounts against Borrower's outstanding or ensuing payment obligations hereunder.

        1.06    Increased Costs

                (a) Borrower shall, from time to time upon demand by Lender, pay to Lender as additional interest all amounts necessary to reimburse Lender for any increase in the cost to Lender of agreeing to make or making the indebtedness evidenced by this Note which may arise from (i) any change (including, without limitation, any change by way

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        of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) Lender's compliance with any guideline or request from any governmental authority (whether or not having the force of law. Lender shall notify Borrower in writing of the amount of any such increased costs, which Lender shall calculate in good faith, and such calculation shall be conclusive and binding on Borrower in the absence of manifest error.

                (b) If (i) any law, or guideline, interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof, or compliance with any request or directive of any governmental authority (whether or not having the force of law) now existing or hereafter adopted (A) subjects Lender to any tax or changes the basis of taxation with respect to this Note or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or under the other Loan Documents (as hereafter defined) (except for taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and Lender; provided, that this exclusion shall not apply to a connection arising solely from Lender having executed, delivered, performed its obligations under or received a payment under, or enforced this Note or any of the other Loan Documents), or (B) imposes upon Lender any other condition or expense with respect to this Note, or the making, maintenance or funding of any part of the indebtedness evidenced hereby or any security therefor, and (ii) the result of any occurrence of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon Lender with respect to this Note, or the making, maintenance or funding of any part of the indebtedness evidenced hereby or any security therefor, by an amount which Lender deems to be material, Lender may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Lender (which determination shall be conclusive in the absence of manifest error) to be necessary to compensate Lender for such imposition.

                (c) If Borrower is by law prohibited from paying any amount due to Lender under subsections (a) or (b) above, Lender may elect to declare the unpaid balance hereof and all interest accrued thereon immediately due and payable.

2.      PAYMENTS OF PRINCIPAL AND INTEREST

        2.01 Payment of Principal and Interest. Borrower shall pay principal and interest under this Note as follows:

                (a) Commencing on the first day of February, 2003 ("First Payment Date"), and continuing on the first day of each and every successive month thereafter (each a "Payment Date") through and including the Payment Date immediately prior to the Maturity Date (defined below), monthly payments of accrued interest based on the Applicable Interest Rate (determined as of the immediately preceding Rate Adjustment Date) and the outstanding principal balance of this Note shall be due; and

                (b) On the first day of January, 2006 ("Maturity Date"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon and any

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        other amounts due under the Note or the other Loan Documents (hereafter defined) shall be due and payable in full.

                (c) Borrower shall have the option to extend the Initial Term and the corresponding Maturity Date for one (1) additional period of two (2) years (the "Extension Term"), subject to the following conditions:

                (i) No Event of Default shall have occurred and be continuing as of the date on which Borrower submits the Extension Notice (as hereinafter defined) and as of the Maturity Date;

                (ii) On or before the Maturity Date, Borrower shall deposit with Lender the sum of Three Hundred Eighty-Five Thousand Dollars ($385,000.00)(the "Additional Roof Deposit") to beheld and disbursed by Lender pursuant to the terms and conditions of that certain Replacement Reserve Agreement of even date herewith between Borrower and Lender;

                (iii) Borrower shall submit to Lender a written request to extend the Initial Term not more than ninety (90) days and not less than thirty (30) days prior to the initial Maturity Date (the "Extension Notice");

                (iv) In the Extension Notice, Borrower shall indicate whether Borrower elects to borrow from Lender, pursuant to that certain Future Funding Agreement of even date herewith between Lender and Borrower (the "Future Funding Agreement"), an amount sufficient to fund the Additional Roof Deposit;

                (v) On the date of the delivery of the Extension Notice and on the Maturity Date, the properties encumbered by the Security Instrument (as hereinafter defined)(such properties, the "Mortgaged Properties") shall be generating income sufficient to provide a debt service coverage ratio of not less than 1.40:1.00 as determined by Lender in Lender's sole and absolute discretion, based on (A) the trailing 12-month cash flow before debt service; (B) the then-outstanding principal balances of the Loan and the Second Loan (as defined in the Security Instrument) (if Borrower has elected to borrow the Second Loan pursuant to the Future Funding Agreement, the outstanding principal balance thereof shall be deemed to be $385,000.00); (C) the greater of an interest rate constant of 10.53% or a market interest rate constant for a fixed-rate loan in the amount of the outstanding principal balance of this Note and the outstanding principal balance of the Second Loan for properties similar to the Mortgaged Properties, (D) a stabilized underwritten vacancy rate equal to the greatest of: (i) 10%, (ii) a market vacancy rate, as determined by Lender in Lender's sole and absolute discretion, and (iii) the actual vacancy rate inclusive of all leases which expire by their terms within ninety (90) days after the date in question for which the tenant in question has not extended pursuant to a written extension agreement in form and substance satisfactory to Lender, and (e) Lender's then-current conduit underwriting practices for loans of similar size and complexity; and

                (vi) If the Mortgaged Properties do not satisfy the aforementioned minimum debt service coverage ratio, Borrower may, on or before the Maturity Date, but subject to the Lockout Period (as hereinafter defined) and the other prepayment requirements set

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        forth in this Note, partially prepay the loan evidenced by this Note in an amount sufficient to satisfy such minimum debt service coverage ratio and, thereafter the remaining balance of the loan evidenced by this Note and the Second Loan will be extended for the Extension Term.

        2.02 Payment of Short Interest. If this Note is executed on a date other, than the first day of a calendar month, Borrower shall pay to Lender, contemporaneously with the execution of this Note, an interest payment calculated by multiplying (a) the number of days from and including the date of this Note to and including the last day of such month by (b) a daily rate based on the Applicable Interest Rate calculated for a 360 day year.

        2.03 Method of Payment. Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in Federal funds immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender. Any payment received on a Business Day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day, for all purposes. "Business Day" for purposes of this Note shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.

        2.04 Application of Payments. Payments under this Note shall be applied first to the payment of late fees and other costs and charges due in connection with this Note, as Lender determines in its sole discretion, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal balance (in inverse order of maturity whether or not then due), but such application shall not reduce the amount of the fixed monthly installments required to be paid hereunder. No principal amount repaid may be reborrowed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

        2.05    Prepayment

                (a) Provided no Event of Default exists, the principal balance of this Note may be prepaid in whole or in part, provided (i) Borrower so notifies Lender in writing no more than sixty (60) days and not less than thirty (30) days prior to the intended date of such prepayment, which date shall be a Payment Date, and (ii) such prepayment is accompanied by all accrued interest and all other outstanding amounts then due hereunder, and under the other Loan Documents. Except with respect to prepayments made pursuant to Section 2.05(c)(vi) hereof or in connection with Lender's application of casualty or condemnation awards, all partial prepayments shall be in increments of $100,000.00. Notwithstanding the foregoing, no prepayment shall be permitted until after the thirtieth (30th) Payment Date of this Note ("Lockout Period"). If any prepayment is made prior to the end of the Lockout Period (including, without limitation, any prepayment arising upon the' acceleration of indebtedness hereunder), then a prepayment fee equal to one percent (1%) of the outstanding principal balance of this Note shall be due.

                (b) If any prepayment is not made in accordance with subsection 2.05(a) above, then, in addition to the aforementioned one percent (1%) prepayment fee, if applicable, Borrower shall pay an amount equal to the lesser of (i) thirty (30) days unearned interest computed on the outstanding principal balance of this Note so prepaid,

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        or (ii) unearned interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the Maturity Date.

                (c) Notwithstanding any provision of this Note to the contrary, Borrower's notice of prepayment in accordance with subsection
        (a) above shall be irrevocable, and the principal balance to be prepaid shall be absolutely and unconditionally due and payable on the date specified: in such notice.

        2.06 Exit Fee. There is no exit fee applicable to the payment or prepayment, whether in whole or in part, of this Note.

        2.07 Maximum Interest. Notwithstanding anything to the contrary contained herein, the sum of (a) interest payable in accordance with Paragraph 2.02, plus (b) prepayment fees in accordance with Paragraph 2.05(a), plus (c) interest payable at the Default Interest Rate in accordance with Paragraph 4.03, plus (d) all other consideration payable hereunder by Borrower which constitutes interest under applicable law, shall not exceed the maximum nonusurious amount allowed under applicable law.

        2.08 Interest Recapture. If on any Payment Date or any other date on which interest payments are required hereunder, Lender does not receive interest on this Note computed at the applicable rate because the applicable rate exceeds or has exceeded the maximum nonusurious rate, then Borrower shall, upon the written demand of Lender, pay to Lender in addition to the interest otherwise required to be paid hereunder, on each Payment Date thereafter, the "Excess Interest Amount" (calculated as of each such later Payment Date); provided that, notwithstanding anything to the contrary set forth herein, in no event shall Borrower be required to pay, for any day, interest at a rate exceeding the maximum nonusurious rate effective on such day. For purposes of this paragraph 2.08, "Excess Interest Amount" means, on any date, the amount by which (i) the amount of all interest which would have accrued prior to such date on the principal of this Note (had the applicable rate at all times been in effect without limitation by the maximum nonusurious rate) exceeds (ii) the aggregate amount of interest actually received by Lender on this Note on or prior to such date.

3. SECURITY; LOAN DOCUMENTS. The indebtedness evidenced by this Note and the obligations created hereby (including, without limitation, the amounts authorized by Section 4 to be collected by Lender when due hereunder) are secured by, among other things, a first deed of trust, security interest and lien on certain real and personal property collateral of Borrower, tangible and intangible as described more, particularly in that certain Deed of Trust and Security Agreement ( "Security Instrument") from Borrower to Trustee for the benefit of Lender, dated as of date hereof. The Security Instrument together with this Note and all other documents to or of which Lender is a party or a beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, and all extensions, renewals and modifications thereof, are collectively referred to herein as the "Loan Documents."

4.      DEFAULT

        4.01 Event of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Note: (a) if any payment of principal and/or interest or

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any other payment required under this Note is not received by Lender on or before the date such payment is due; or (b) if any default should occur under any of the other Loan Documents which is not fully cured following applicable notice or prior to the expiration of any applicable grace or cure period. Upon the occurrence of an Event of Default, at Lender's option, the outstanding principal balance of this Note, together with all unpaid interest accrued thereon and all other sums due hereunder or under any other of the other Loan Documents, shall, without notice or prior demand, immediately become due and payable.

        4.02 Late Charges. If any payment is not received by Lender on or before the date that is ten (10) days after the date on which such payment originally was due (without regard to any applicable grace period as referenced in Section 4.01, if any), then, in addition to any default interest payments due hereunder, Borrower also shall pay, to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of the delinquent payment. Such late charge shall be immediately .due and payable, without notice or demand therefor.

        4.03 Default Interest Rate. If this Note is not paid in full on or before the Maturity Date or the date on which the due date of the indebtedness has been accelerated pursuant to the provisions hereof, the unpaid principal and accrued interest and other amounts then due shall bear interest at a rate per annum ("Default Interest Rate") equal to the lesser of (a) five percent (5.0%) in excess of the Applicable Interest Rate or (b) the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law in addition, Lender shall have the right, without acceleration of the indebtedness, to collect interest at the Default Interest Rate on any payment due hereunder (including, without limitation, late charges and fees for legal counsel) which is not received by Lender on or before the date on which such payment originally was due (as such due date may be extended by applicable grace period, if any). Interest at the Default Interest Rate shall be immediately due and payable from the date specified herein and shall accrue until all Events of Default have been fully cured or full payment is received, as applicable.

        4.04 Interest on Judgments. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of this Note until such judgment amount is paid in full at a rate equal to the greater of (a) the Default Interest Rate or (b) the legal rate applicable to judgments within such jurisdiction; provided, however, that interest shall not accrue at a rate in excess of the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law.

        4.05 Cumulative Remedies; Attorney Fees. The remedies of Lender in this Note and in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's sole discretion and as often as occasion therefor shall arise. If Borrower's obligations under this Note or any of the other Loan Documents are enforced by Lender through an attorney-at-law, or any payment due under this Note or the other Loan Documents is collected by or through an attorney-at-law or collection agency, Borrower agrees to pay all costs incurred by Lender in connection therewith, including, but not limited to, reasonable fees and disbursements of legal counsel (whether with respect to a retained firm or Lender's in-house staff) and collection agency costs, whether or not suit be

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brought. No provision of this Section 4 shall be construed as an agreement or privilege to extend the date on which any required payment is due (subject to the applicable grace period, if any), nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of an Event of Default. The payments required under this Section 4 shall be in addition to, and shall in no way limit, any other rights and remedies provided for in this Note or any of the other Loan Documents, nor any other remedies provided by law or in equity, and shall be added to the principal evidenced by this Note and deemed secured by the Security Instrument and other Loan Documents.

5. LIMITATIONS ON RECOURSE. Notwithstanding anything to the contrary contained in this Note, the liability of Borrower and of any general partner, principal or member of Borrower to pay the indebtedness evidenced by this Note and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Article 15 of the Security Instrument.

6. NO USURY. This Note is subject to the express condition that at no time shall Borrower be required or obligated to pay interest (or any other amount agreed to be paid hereunder which shall be deemed to be interest) at a rate which would subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to pay. If, from any circumstance whatsoever, Borrower is at any time required or obligated to pay interest (or any other amount agreed to be paid hereunder shall be deemed to be interest) at a rate in excess of such maximum rate, then the amount to be paid immediately shall be reduced to such maximum rate, and, as required by applicable law, all previous payments in excess of such maximum shall be deemed to have been payments in reduction of the principal, balance owing under this Note in the inverse order of maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower and not to the payment of interest. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of said indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to this Note for so long as the Note is outstanding. This Section will control all agreements between Borrower and Lender in connection with this Note. This Section will control all agreements between Borrower and Lender in connection with this Note. To the extent that the Texas Finance Code is applicable to this Note for purposes of determining the maximum lawful interest rate, Lender and Borrower hereby elect and agree that for purposes of Chapter 303 of the Texas Finance Code, as it may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect as limited by Section 303.305 of the Texas Finance Code and provided, further that Lender reserves the right (to the extent permitted by applicable law) to change the "applicable ceiling" applicable to this Note.

7.      GENERAL CONDITIONS

        7.01 No Waiver by Lender. No failure to accelerate the debt evidenced hereby nor failure or delay in exercising any other right or remedy upon the occurrence of an Event of Default hereunder, or any acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed
(a) as a novation of this Note or as a reinstatement of the

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indebtedness evidenced hereby, (b) as a waiver or impairment of Lender's right of acceleration or any other right or remedy available to Lender upon the occurrence of an Event of Default, or (c) as a waiver of Lender's right thereafter to insist upon strict compliance with the terms of this Note or any of the other Loan Documents; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for payment of any amount due under this Note or under any of the other Loan Documents made by Lender's agreement with any person now or hereafter liable for the payment thereof shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note or any such other person, either in whole or in part unless Lender agrees otherwise in writing.

        7.02 Borrower's Waivers. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby waives presentment for payment, demand, protest, and notice of dishonor, protest, notice of protest and notice of nonpayment, demand, intent to accelerate, and acceleration. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to party and property (real and personal), against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

        7.03 Unconditional Payment. If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under any of the other Loan Documents or under applicable law or in equity.

        7.04 Authority. Borrower represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, that the execution, delivery and performance of this Note has been duly authorized, that the person executing this Note on Borrower's behalf has authority to do so, and that this Note, once executed by Borrower, constitutes the valid and binding obligation of Borrower, enforceable in accordance with its terms.

        7.05 Negotiable Instrument. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note, absent this paragraph, may not otherwise qualify as a negotiable instrument under applicable law.

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        7.06    Sale of Loan by Lender. Lender shall have the right to transfer, sell or assign this Note, the Security Instrument, the other Loan Documents, and the Obligations hereunder.

8.      MISCELLANEOUS

        8.01 Notices. All notices and other communications under this Note or under the other Loan Documents are to be in writing, addressed to the respective party as set forth in this section, and shall be deemed to have been duly given
(a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (b) one (1) Business Day after having been deposited for overnight delivery, fee prepaid, with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested. Initial addresses for each party are as follows:

                Borrower:      Hartman REIT Operating Partnership II, L.P.
                               c/o Hartman Management, Inc.
                               1450 West Sam Houston Parkway North, Suite 100
                               Houston, TX 77043
                               Attention:   Allen R. Hartman, President
                               Facsimile:   (713) 973-8912

                Lender:        GMAC COMMERCIAL MORTGAGE CORPORATION
                               200 Witmer Road
                               Horsham, Pennsylvania 19044-8015
                               Attn: Servicing - Executive Vice President

        Each party may establish a new address from time to time by written notice to the other given in accordance with this Section; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent. Notice to additional parties now or hereafter designated by a party entitled to notice ate for convenience only and are not required for notice to a party to be effective in accordance with this section.

        8.02 Entire Agreement; Time of Essence. This Note, together with the other Loan Documents and Lender's commitment letter to Borrower, contain the entire agreements between Borrower and Lender relating to the subject matter hereof and thereof and supersede all prior discussions and agreements (oral or written) relative hereto and thereto which are not contained herein or therein. Borrower represents and warrants that it is not relying on any promises, covenants, representations or agreements in connection with this Note or the other Loan Documents, other than as expressly set forth herein or therein. In the event of any conflict between the terms of the Loan Documents, the following order of priority shall be used to resolve such conflict: This Note shall control over the Security Instrument and the Security Instrument shall control over all other Loan Documents. Time is of the essence with respect to all provisions of this Note.

        8.03 Modification. Neither this Note nor any of the other Loan Documents may be changed, waived, supplemented, discharged or terminated orally or by any act or failure to act on

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the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement thereof is sought and then only to the extent expressly set forth in such writing. No person other than a duly authorized officer or agent of Lender shall be deemed an agent of Lender nor have any authority to waive, modify, supplement or terminate in any manner whatsoever any of the terms of this Note.

        8.04 Binding Effect; Joint and Several Obligations. The terms and provisions of this Note and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors and assigns, whether by voluntary action of the parties or by operation of law. The foregoing shall not be construed, however, to alter any limitations or restrictions applicable to Borrower under the other Loan Documents. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note and the other Loan Documents.

        8.05 Unenforceable Provisions. Any provision of this Note or the other Loan Documents which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.06 Ambiguity and Construction of Certain Terms. Neither this Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Borrower acknowledges that it has reviewed this Note and has had the opportunity to consult with counsel on same. This Note, therefore, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall be deemed to include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or other subdivision; "Section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

        8.07 Governing Law. This Note and the other Loan Documents shall be interpreted, construed and enforced according to the laws of the state in which the real property encumbered by the Security Instrument is located (without giving effect to its conflict of laws rules).

        8.08 Consent to Jurisdiction. Borrower and Lender, by its acceptance of this Note, agree and consent to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the real property encumbered by the Security Instrument is located with respect to any legal action, proceeding, or controversy between them and hereby expressly waive any and all rights under applicable law or in equity to object to the jurisdiction and venue of said courts. Borrower further irrevocably consents to service of process by certified mail,

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

return receipt requested, to Borrower at the address for Borrower last provided to Lender in accordance with the notice provision of this Note and agrees that such service shall be effective ten (10) days after mailing. Nothing herein shall, however, preclude or prevent Lender from bringing any one or more actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security or other collateral provided for this Note.

        8.09 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT BORROWER MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE; THE APPLICATION OR COMMITMENT FOR THE LOAN EVIDENCED BY THIS NOTE; THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS; OR ANY ACTS OR OMISSION OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION WITH ANY OF THE FOREGOING.

        8.10 Tax Identification Number. Borrower represents and warrants that its current tax identification number is as set forth on the signature page hereto.

        8.11 Interest Calculation. BORROWER HEREBY ACKNOWLEDGES THAT INTEREST IN THIS NOTE IS TO BE CALCULATED BY LENDER ON THE BASIS OF A THREE HUNDRED SIXTY
(360) DAY YEAR, AND IS FULLY AWARE THAT SUCH CALCULATIONS MAY RESULT IN AN ACCRUAL AND/OR PAYMENT OF INTEREST IN AMOUNTS GREATER THAN CORRESPONDING INTEREST CALCULATIONS BASED ON A THREE HUNDRED SIXTY-FIVE (365) DAY YEAR.

        8.12 Lender's Damages. Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Event of Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Event of Default is a reasonable estimate of the damage to Lender in the event of such other Event of Default, regardless of whether there has been an acceleration of the loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender's right to compel prompt performance.

                            [Signature on Next Page]

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

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                             BORROWER:

                             HARTMAN REIT OPERATING PARTNERSHIP II, L.P., a Texas limited partnership

                             By: Hartman REIT Operating Partnership II GP, LLC, a Delaware limited liability company

                                  By:    /s/ Allen R. Hartman
                                         ---------------------------------------
                                         Allen R. Hartman
                                         Manager

                                  Taxpayer Identification Number: 81-0582425

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